UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2015 (December 14, 2015)

THE WENDY’S COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-2207	38-0471180
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Dave Thomas Blvd., Dublin, Ohio	43017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 764-3100

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 14, 2015, the Board of Directors (the “Board”) of The Wendy’s Company (the “Company”), upon the recommendation of the Nominating and Corporate Governance Committee (the “Nominating Committee”), increased the size of the Board from 10 to 11 members and elected Dennis M. Katz to serve as a director of the Company, effective immediately. Also on December 14, 2015, Ed Garden resigned from the Board, effective immediately, to devote more time to other commitments, including service on current and future boards. The Board, upon the recommendation of the Nominating Committee, filled the vacancy resulting from Mr. Garden’s resignation by electing Matthew H. Peltz to serve as a director of the Company, effective as of December 14, 2015.

Messrs. Kass and Peltz will serve as members of the Board until the Company’s 2016 annual meeting of stockholders and until their successors are elected and qualified, or until their earlier death, resignation, retirement, disqualification or removal. Neither Mr. Kass nor Mr. Peltz has been appointed to serve on any committees of the Board at this time.

In their capacity as non-management directors of the Company, Messrs. Kass and Peltz will receive the same compensation as the other non-management directors of the Company, prorated for the period from their election to the Board to the date of the Company’s 2016 annual meeting of stockholders. The Company’s compensation program for non-management directors was described in the Company’s definitive proxy statement for the 2015 annual meeting of stockholders filed with the Securities and Exchange Commission on April 17, 2015 (the “2015 Proxy Statement”) under the caption “Compensation of Directors.”

There are no arrangements or understandings between Mr. Kass or Mr. Peltz, respectively, and any other person pursuant to which Mr. Kass or Mr. Peltz was selected as a director.

Neither Mr. Kass nor any member of his immediate family has had (or proposes to have) a direct or indirect interest in any transaction in which the Company or any of its subsidiaries was (or is proposed to be) a participant that would be required to be disclosed under Item 404(a) of Regulation S-K.

Matthew H. Peltz is the son of Nelson Peltz, the non-executive Chairman and a director of the Company, and the brother-in-law of Ed Garden, a former director of the Company. Nelson Peltz and Mr. Garden, together with Peter W. May, the non-executive Vice Chairman and a director of the Company, are executive officers and founding partners of Trian Fund Management, L.P. (“Trian Partners”), a management company for various investment funds. Matthew H. Peltz also serves as a partner and a member of the investment team of Trian Partners. Reference is made to the “Certain Relationships and Related Person Transactions” section of the 2015 Proxy Statement for a description of certain transactions with Trian Partners to which the Company is or was a party, which description is incorporated herein by reference.

A copy of the press release announcing the resignation of Mr. Garden and the election of Messrs. Kass and Peltz to the Board is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release issued by The Wendy’s Company on December 15, 2015.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WENDY’S COMPANY

Date: December 15, 2015	By:	/s/ Dana Klein
Dana Klein
Senior Vice President – Corporate and
Securities Counsel, and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by The Wendy’s Company on December 15, 2015.